Exhibit 99.1

MANAGEMENT FOLLOWING THE MERGER

Executive Officers and Directors of the Combined Company Following the Merger

Following the merger, the resTORbio Board is expected to consist of seven directors. Pursuant to the merger agreement, all of the current directors of resTORbio, other than Chen Schor, who is expected to act as the Chief Executive Officer of the combined company, and Jeffrey Chodakewitz, the designee selected by resTORbio to remain on the resTORbio Board, will resign from the resTORbio Board effective and contingent upon the closing of the merger. Such remaining directors will then elect, effective as of the effective time of the merger, up to five designees selected by Adicet, each to serve as members of the resTORbio Board until each of their respective successors are duly elected or appointed and qualified or their earlier death, resignation or removal.

Other than pursuant to the merger agreement, there are no arrangements or understanding between any of the expected directors or executive officers of the combined company and any other person pursuant to which he or she was or is to be selected as a director or executive officer. There are no family relationships between any of the expected directors or executive officers of the combined company.

The following table provides information regarding the expected directors and executive officers of the combined company following the closing of the merger

Name	Age	Position
Executive Officers
Chen Schor	48	Chief Executive Officer, President, Secretary and Director
Stewart Abbot	53	Senior Vice President, Chief Scientific Officer and Chief Operating Officer
Francesco Galimi	53	Senior Vice President and Chief Medical Officer
Lloyd Klickstein	63	Chief Innovation Officer
Carrie Krehlik	52	Senior Vice President and Chief Human Resource Officer
Non-Employee Directors
Jeffrey Chodakewitz	65	Director
Erez Chimovits	56	Director
Steve Dubin	66	Director
Carl Gordon	55	Director
Aya Jakobovits	68	Director
Yair Schindel	45	Director

ADICET EXECUTIVE COMPENSATION

Adicet’s Senior Vice President, Chief Scientific Officer and Chief Operating Officer, Stewart Abbot, Senior Vice President and Chief Medical Officer, Francesco Galimi, and Senior Vice President and Chief Human Resource Officer, Carrie Krehlik will each become an executive officer of the combined company, referred to in this section as Adicet’s “named executive officers” or “NEOs.”

Summary Compensation Table

The following table shows information regarding compensation of Adicet’s NEOs for the fiscal years ended December 31, 2019 and 2018.

Name and Principal Position	Year	Salary	Bonus	Option Awards(3)	Non-Equity Incentive Plan Compensation(4)	All Other Compensation(5)		Total
Stewart Abbot	2019	$397,083	$187,500	$95,365	$127,067	$39,159		$846,174
Senior Vice President, Chief Scientific Officer and Chief Operating Officer(1)	2018	$192,299	$137,500	$31,271	$62,198	$12,492		$435,760

Francesco Galimi	2019	$105,000	$162,500	$18,882	$29,400	$15,550		$331,332
Senior Vice President and Chief Medical Officer(2)

Carrie Krehlik	2019	$297,917	—	$30,486	$83,417	$720		$412,540
Senior Vice President and Chief Human Resources Officer	2018	$272,301		$29,140	$90,382	$1,520	(6)	$393,344

(1)	Dr. Abbot commenced employment with Adicet in June 2018.
(2)	Dr. Galimi commenced employment with Adicet in September 2019.
(3)

Initial grants of options issued to NEOs vest 25% on the one-year anniversary of grant, and in 36 equal monthly installments upon completion of each additional month of service thereafter. Grants made to Dr. Abbot and Ms. Krehlik in 2019 vest in 48 equal monthly installments. Represents the aggregate grant date fair value of the option awards granted during the relevant fiscal year computed in accordance with FASB Topic ASC 718. The assumptions used in the valuation of these awards are consistent with the valuation methodologies specified in Note 15 to Adicet’s financial statements included in this proxy statement/prospectus/information statement. These amounts do not correspond to the actual value that will be recognized by the NEO with respect to such awards.

(4)

The amounts in this column represent amounts awarded as bonuses paid under Adicet’s annual cash incentive plan, as discussed under “—Narrative Disclosure to Summary Compensation Table—Annual Cash Incentive” below.

(5)	Represents commuter and cell phone stipends.
(6)	Includes a gift card received by Ms. Krehlik.

Narrative Disclosure to Summary Compensation Table

Offer Letters

Adicet has entered into offer letters with its NEOs (referred to in this section as the “offer letters”). The offer letters set forth the NEOs’ base salaries, performance bonus opportunities, sign-on bonus if applicable, equity incentive and other employee benefits that are described in this Adicet Executive Compensation section. The offer letters provide for “at-will” employment, meaning that either party can terminate the employment relationship at any time, although these offer letters provide that the NEOs would be eligible for severance benefits in certain circumstances following a termination of employment without cause (other than for death or disability) or resignation for good reason (as defined in the offer letters).

Termination Without “Cause” or For “Good Reason”

Upon the NEO’s termination by Adicet without cause (other than for death or disability) or resignation by the NEO for good reason and subject to execution and nonrevocation of a release of claims, the offer letters provide for: (i) six months’ base salary payable in a lump sum, (ii) monthly premium payments to continue the NEO’s health insurance coverage for up to six months following his or her termination, and (iii) if such termination occurs with 12 months following a “Liquidation,” acceleration of all outstanding and unvested equity awards, however resTORbio notes that the merger will not constitute a Liquidation (as defined below).

“Cause” is generally defined as the NEO’s:

(A) performance of any act or failure to perform any act in bad faith and to the detriment of Adicet or its affiliates, including, but not limited to, misappropriation of trade secrets, fraud or embezzlement;

(B) material breach of any agreement with Adicet or its affiliates;

(C) commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person,

(D) willful refusal to implement or follow a lawful policy or directive of Adicet or its affiliates; or

(E) engagement in misfeasance or malfeasance demonstrated by a pattern of failure to perform job duties diligently and professionally.

“Good Reason” is general defined as the following actions taken without the consent of the NEO, subject to notice and cure periods:

(1) a change in the NEO’s position with Adicet which materially and substantially reduces the level of responsibility or duties; provided, however, that if Adicet is being acquired and made part of a larger entity, a change in the NEO’s position shall not constitute Good Reason if such change does not result in a material and substantial reduction in the NEOs level of responsibility or duties with respect to Adicet’s business operations (whether as a subsidiary, business unit, division or otherwise of the acquirer) following such acquisition;

(2) a material reduction in the NEO’s base salary, except for reductions that are comparable to reductions generally applicable to similarly situated executives of Adicet; or

(3) a relocation of the NEO’s principal place of employment by more than seventy-five (75) miles from Adicet’s current headquarters.

“Liquidation” has the meaning as set forth in Adicet’s certificate of incorporation.

Executive Compensation Elements

The following describes the material terms of the elements of Adicet’s executive compensation program during 2019.

Base Salaries

Adicet’s Board and compensation committee recognize the importance of base salary as an element of compensation that helps to attract and retain the NEOs. Adicet provides base salary as a fixed source of income for its NEOs for the services they provide to Adicet during the year, and allows Adicet to maintain a stable executive team. The current base salaries for Adicet’s NEOs are as follows: $400,000 for Dr. Abbot (increased in 2019 in connection with Dr. Abbot’s promotion to his current role), $385,000 for Dr. Galimi, and $300,000 for Ms. Krehlik (increased in 2019 to reflect a market adjustment).

Annual Cash Incentive

Adicet also provides its NEOs with annual performance-based cash bonus opportunities, which are specifically designed to reward NEOs for the overall performance of Adicet in a given year. The target annual cash bonus amounts relative to base salary vary depending on each NEOs’ accountability, scope of responsibilities, potential impact on Adicet’s performance and in alignment with the external market. The NEOs’ current target performance-based cash bonuses opportunities are: 40% of base salary for Dr. Abbot and 35% of base salary for Dr. Galimi and Ms. Krehlik. Such bonuses are pro-rated for any partial year of employment and are paid, if applicable, during the first quarter of 2020.

The Adicet Board considers Adicet’s overall performance for the preceding fiscal year and achievement of certain performance targets developed by the Adicet Board in deciding whether to award a bonus and, if one is to be awarded, the amount of the bonus. The Adicet Board retains the ability to apply discretion in making adjustments to the final bonus payouts.

Equity Compensation

The Adicet Board considers equity incentives to be important in aligning the interests of the NEOs with those of its stockholders. As part of Adicet’s pay-for-performance philosophy, its compensation program tends to emphasize the long-term equity award component of total compensation packages paid to its NEOs. In determining the size of the equity incentives to be awarded to Adicet’s NEOs, it takes into account a number of internal factors, such as the relative job scope, the value of existing long-term incentive awards, individual performance history, prior contributions and anticipated future contributions to Adicet and the size of prior grants. Adicet uses stock options to compensate its NEOs both in the form of initial grants in connection with the commencement of employment and periodic refresher grants. Because employees are able to profit from stock options only if Adicet’s stock price increases relative to the stock option’s exercise price, Adicet believes stock options in particular provide meaningful incentives to employees to achieve increases in the value of Adicet stock over time. While Adicet intends that the majority of equity awards to its employees be made pursuant to initial grants or its periodic refresh grants, the Adicet Board retains discretion to grant equity awards to employees at other times, including in connection with the promotion of an employee, to reward an employee, for retention purposes or for other circumstances recommended by management or the Adicet Board. The exercise price of each stock option grant is the fair market value of Adicet’s common stock on the grant date. Adicet does not have any stock ownership requirements for its named executive officers. Each of the outstanding equity incentive awards held by Dr. Abbot, Dr. Galimi and Ms. Krehlik were issued pursuant to the Adicet 2015 plan.

Adicet Bio Inc.’s 2015 Stock Incentive Plan. The Adicet 2015 plan was originally adopted by the Board/approved by the stockholders of Adicet on August 13, 2015 and most recently amended in October 2019.

The Adicet 2015 plan allows Adicet to provide incentive stock options, within the meaning of Section 422 of the Code, nonstatutory stock options, stock appreciation rights, restricted stock awards and restricted stock units (each, an “award” and the recipient of such award, a “participant”) to eligible employees, directors, officers and consultants of Adicet. Following the completion of the merger, certain outstanding Adicet awards will be converted into options to purchase common stock of resTORbio as described in more detail in the section entitled “The Merger Agreement—Merger Consideration and Exchange Ratio” beginning on page 207 of this proxy statement/prospectus/information statement.

Share Reserve. In connection with the most recent amendment of the Adicet 2015 plan, Adicet authorized an aggregate of 21,594,044 shares of Adicet common stock for issuance under the Adicet 2015 plan. As of August 4, 2020, 13,462,799 shares of Adicet’s common stock were issuable upon the exercise of outstanding stock options granted under the Adicet 2015 plan, and there were no other awards outstanding under the Adicet 2015 plan.

Eligibility. Awards other than incentive stock options may be granted to employees, directors and consultants of Adicet. Incentive stock options may be granted only to employees of the Adicet or a subsidiary. Awards may also be granted to such employees, directors or consultants who are residing in non-U.S. jurisdictions as the administrator may determine from time to time.

Administration. The Adicet 2015 plan is administered by the Adicet Board or a committee thereof. The administrator has all authority and discretion necessary or appropriate to administer the Adicet 2015 plan and to control its operation, including the authority to construe and interpret the terms of Adicet 2015 Plan and the awards granted thereunder. The administrator’s decisions are final and binding on all participants and any other persons holding awards

Corporate Transaction. In the event of a corporate transaction, as defined in the Adicet 2015 plan, unless otherwise provided in an applicable award agreement, outstanding awards that are not assumed will terminate (with vested option holders having the ability to exercise prior to closing). The Adicet 2015 plan administrator also has the option to accelerate all or a portion of any unvested awards in connection with a corporate transaction

Employee Benefits Program

Adicet’s NEOs are eligible to participate in regular health insurance, vacation, and other employee benefit plans established by Adicet for its employees on the same terms as are made available to employees of Adicet generally. These benefit programs are designed to enable Adicet to attract and retain its workforce in a competitive marketplace. Health, welfare and vacation benefits ensure that Adicet has a productive and focused workforce through reliable and competitive health and other benefits.

Dr. Galimi and Dr. Abbot are each entitled to fully taxable reimbursements for reasonable travel and lodging expenses of up to $6,000 per month (for two years from start of employment with respect to Dr. Galimi, and for three years from start of employment, with respect to Dr. Abbot) for travel to the San Francisco Bay Area in order to provide services to Adicet under their offer letters, and, in the alternative, a one-time taxable lump sum payment of up to $60,000 for reasonable moving expenses if the NEO permanently relocates to the San Francisco Bay Area in order to provide services to Adicet.

Adicet currently maintains a 401(k) retirement savings plan that allows eligible participants to defer a portion of their compensation, within limits prescribed by the Internal Revenue Code, on a pre-tax or after-tax basis through contributions to the plan. Adicet’s NEOs are eligible to participate in the 401(k) plan on the same terms as other full-time employees generally. No matching contributions were provided in 2019. Adicet believes that providing a vehicle for retirement savings through Adicet’s 401(k) plan adds to the overall desirability of Adicet’s executive compensation package and further incentivizes Adicet employees, including Adicet’s NEOs, in accordance with Adicet’s compensation policies.

Outstanding Equity Awards at August 4, 2020

The following table sets forth specified information concerning outstanding equity incentive plan awards for each of the NEOs outstanding as of August 4, 2020.

Name	Option Awards
	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Non-Exercisable (#)		Option Exercise Price	Option Expiration Date
Stewart Abbot	10/15/2019	86,418	374,482	(2)	$0.740	10/15/2029
Senior Vice President, Chief Scientific Officer and Chief Operating Officer	8/14/2018	356,145	327,655	(1)	$0.280	8/14/2028

Francesco Galimi	10/15/2019	—	1,035,685	(1)	$0.740	10/15/2029
Senior Vice President and Chief Medical Officer

Carrie Krehlik	10/15/2019	23,362	101,238	(2)	$0.740	10/15/2029
Senior Vice President and Chief Human Resources Officer	12/13/2017	100,000	50,000	(1)	$0.280	12/13/2027

(1)

25% of the options vest 12 months after the vesting commencement date and 1/36th of the remaining options vest on each of the next 36 monthly anniversaries thereafter, provided that the NEO remains in continuous service as of the applicable vesting date. The vesting commencement dates are as follows: 6/27/2018 for Dr. Abbot, 11/27/2017 for Ms. Krehlik, and 9/23/2019 for Dr. Galimi.

(2)	1/48th of these options vest on each of the 48 monthly anniversaries of the grant date, provided that the NEO remains in continuous service as of the applicable vesting date.

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides information as of August 4, 2020 about Adicet common stock which may be issued under the Adicet plans:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	14,839,395	$0.51	5,247,266
Equity compensation plans not approved by security holders	—	—	—

Total	14,839,395	$0.51	5,247,266